EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-179260) and Form S-8 (No. 333-177661) of Kingold Jewelry, Inc. of our reports dated March 31, 2015, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K of the Company for the year ended December 31, 2014.

/s/ Friedman LLP

New York, NY

March 31, 2015